UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 27, 2006, Key Technology, Inc. (the “Company”) entered into a Credit Agreement with Wells Fargo HSBC Trade Bank, N.A. (“the Lender”). Under the Credit Agreement, the Lender will provide a revolving credit facility to the Company in the maximum principal amount of $10,000,000 and credit sub-facilities up to $3,000,000 each for sight commercial letters of credit and standby letters of credit. The credit facility matures on June 30, 2008. The credit facility bears interest, at the Company’s option, of either the bank prime rate minus 1.75% or LIBOR plus 1.0% per annum. The credit facility is secured by all U.S. accounts receivable, inventory and fixed assets. The credit facility contains covenants which require the maintenance of a defined net worth ratio, a liquidity ratio and minimum profitability. The credit facility also restricts the payment of dividends, mergers and acquisitions, incurrence of additional indebtedness, capital expenditures, and lease expenditures without the prior consent of the Lender. At July 27, 2006, the Company had no outstanding borrowings under revolving credit facilities. A copy of the Credit Agreement and the Revolving Credit Loans Note are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are furnished with this report on Form 8-K:

	10.1	Credit Agreement, dated July 27, 2006, between Registrant and Wells Fargo HSBC Trade Bank, N.A.

	10.2	Revolving Credit Loans Note, dated July 27, 2006, between Registrant and Wells Fargo HSBC Trade Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ RONALD W. BURGESS
Ronald W. Burgess
Senior Vice President and Chief Financial Officer

Dated: August 2, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated July 27, 2006, between Registrant and Wells Fargo HSBC Trade Bank, N.A.

10.2	Revolving Credit Loans Note, dated July 27, 2006, between Registrant and Wells Fargo HSBC Trade Bank, N.A.